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                                                                     EXHIBIT 5.1

                    [Jaffe, Raitt, Heuer & Weiss Letterhead]





                                 August 28, 2000


Eltrax Systems, Inc.
400 Galleria Parkway, Suite 300
Atlanta, Georgia 30339

         Re:      Registration Statement on Form S-4

Ladies and Gentlemen:

         We have acted as counsel for Eltrax Systems, Inc., a Minnesota corporation ("Eltrax"), in connection with the preparation of its Registration Statement on Form S-4, as amended (the "Registration Statement"), pursuant to the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration by Eltrax of shares of its common stock, par value $0.01 per share (the "Shares"), to be issued in connection with the proposed merger of Cereus Technology Partners, Inc., a Delaware corporation ("Cereus"), with Eltrax pursuant to the terms of the Second Amended and Restated Agreement and Plan of Merger, dated as of July 27, 2000, among Eltrax, Solemn Acquisition Corporation and Cereus (the "Merger Agreement").

         In rendering the opinions expressed below, we have examined and relied upon, among other things, (i) the Merger Agreement, (ii) Eltrax's Articles of Incorporation, as amended, incorporated by reference as an exhibit to the Registration Statement, (iii) Eltrax's Bylaws, as amended, incorporated by reference as an exhibit to the Registration Statement, and (iv) originals or copies, certified or otherwise identified to our satisfaction, of other such certificates, corporate, public or other records, and other documents as we have deemed appropriate for the purpose of rendering this opinion letter. In rendering this opinion, we have assumed, without independent investigation, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies. We have also made such investigations of law as we have deemed appropriate. In rendering this opinion we have also assumed that prior to the issuance of any of the Shares (i) the Registration Statement, as then amended, will have become effective under the Securities Act, (ii) the common stockholders of Cereus will have approved and adopted the Merger Agreement and the merger, (iii) the common stockholders of Eltrax will have approved (A) the issuance of shares of Eltrax's common stock as contemplated by the Merger Agreement, and (B) the amendment to Eltrax's Articles of Incorporation to increase Eltrax's authorized common stock to 100,000,000 shares, par value $0.01 per share, as described in the Registration Statement, and (iv) the transactions contemplated by the Merger Agreement are consummated in accordance with the Merger Agreement.

         On the basis of the foregoing, we are of the opinion that the Shares, when issued and delivered in accordance with the terms and conditions of the Merger Agreement, will be validly issued, fully paid and non-assessable. We do not purport to be experts on or to express any opinion in this letter concerning any law other than the laws of the State of Michigan and the Minnesota Business Corporation Act, and this opinion is qualified accordingly. This opinion is limited to matters expressly set forth in this letter, and no opinion is to be inferred or may be implied beyond the matters expressly so stated. In rendering the opinion contained in this letter, we have assumed without investigation that the information supplied to us by Eltrax is accurate and complete.

         We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to Jaffe, Raitt, Heuer & Weiss, Professional Corporation, in the joint proxy statement/prospectus constituting a part of the Registration Statement under the caption "Legal Opinions," without admitting that we are "experts" within the meaning of the Securities Act or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.


                                Very truly yours,

                           JAFFE, RAITT, HEUER & WEISS
                            Professional Corporation


                                /s/ Joel M. Alam